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                                                                    Exhibit 99.1
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1.       Charles R. Dexter and Charlotte L. Dexter v. Brooks Drug, Inc.,
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         Goldline Laboratories, Inc., Showa Denko of America, Inc., et al.
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         United States District Court for the District of New Hampshire
         Civil Action No. C 92-584-M

2.       Lydia Martinez v. Showa Denko America, Inc., et. Al.
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         Thirteenth Judicial District Court, County of Cibola, State of New
         Mexico (No. 96-59-CV).